Exhibit 10.10

CERTIFICATE

This Insurance is effected with Orion Insurance Intermediaries, LLC.

This Certificate is issued in accordance with the limited authorization granted to Orion Insurance Intermediaries, LLC. by Palomar Excess & Surplus Insurance Company and Obsidian Specialty Insurance Company (herein called “Insurers”) and the proportions underwritten are noted below. In consideration of the premium specified herein, Insurers hereby bind themselves severally and not jointly, each for its own part and not one for another.

The Insured is requested to read this Certificate, and if it is not correct, return it immediately to the Correspondent for appropriate alteration.

All inquiries regarding this Certificate should be addressed to the following

Correspondent:

Orion Insurance Intermediaries, LLC.

1298 Prospect St Ste 1U

La Jolla, CA 92037

CERTIFICATE PROVISIONS

1. Signature Required. This Certificate shall not be valid unless signed by the Correspondent on the attached Declaration Page.

2. Correspondent Not Insurer. The Correspondent is not an Insurer hereunder and neither is nor shall be liable for any loss or claim whatsoever. The Insurers hereunder are Palomar Excess & Surplus Insurance Company and Obsidian Specialty Insurance Company.

3. Cancellation. If this Certificate provides for cancellation and this Certificate is cancelled after the inception date, earned premium must be paid for the time the insurance has been in force.

4. Service of Suit. In the event of failure of Insurer to pay any amount claimed to be due by the terms of this policy, at your request, Insurers will submit to the jurisdiction of a court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction. Nothing in this endorsement constitutes or should be understood to constitute a waiver of Insurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States, or of any state in the United States. It is further agreed that service of process in such suit may be made upon President, Orion Insurance Intermediaries, LLC, 1298 Prospect Street, #1U, La Jolla, CA 92037, and that in any suit instituted against Insurers by the terms of this policy we will abide by the final decision of such court or of any appellate court in the event of an appeal.

If any statute of any state, territory or district of the United States makes such provision, Insurers hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successors in office, as our true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by you or on your behalf, or your beneficiary, arising out of this insurance policy. Insurers designate the above individual as the person to whom said officer is authorized to mail such process or a true copy thereof.

5. Assignment. This Certificate shall not be assigned either in whole or in part without the written consent of the Correspondent endorsed hereon.

6. Attached Conditions Incorporated. This Certificate is made and accepted subject to all the provisions, conditions and warranties set forth herein, attached or endorsed, all of which are to be considered as incorporated herein.

7. Short Rate Cancellation. If the attached provisions provide for cancellation, the table below will be used to calculate the short rate proportion of the premium when applicable under the terms of cancellation.

Short Rate Cancellation Table for Term of One Year.

Days Insurance in Force	Percent of one year Premium	Days Insurance in Force	Per Cent of one year Premium	Days Insurance in Force	Per Cent of one year Premium	Days Insurance in Force	Per Cent of one year Premium
1	5%	66 - 69	29%	154 - 156	53%	256 - 260	77%
2	6%	70 - 73	30%	157 - 160	54%	261 - 264	78%
3 - 4	7%	74 - 76	31%	161 - 164	55%	265 - 269	79%
5 - 6	8%	77 - 80	32%	165 - 167	56%	270 - 273 (9 mos)	80%
7 - 8	9%	81 - 83	33%	168 - 171	57%	274 - 278	81%
9 - 10	10%	84 - 87	34%	172 - 175	58%	279 - 282	82%
11 - 12	11%	88 - 91 (3 mos)	35%	176 - 178	59%	283 - 287	83%
13 - 14	12%	92 - 94	36%	179 - 182 (6 mos)	60%	288 - 291	84%
15 - 16	13%	95 - 98	37%	183 - 187	61%	292 - 296	85%
17 - 18	14%	99 - 102	38%	188 - 191	62%	297 - 301	86%
19 - 20	15%	103 - 105	39%	192 - 196	63%	302 - 305 (10 mos)	87%
21 - 22	16%	106 - 109	40%	197 - 200	64%	306 - 310	88%
23 - 25	17%	110 - 113	41%	201 - 205	65%	311 - 314	89%
26 - 29	18%	114 - 116	42%	206 - 209	66%	315 - 319	90%
30 - 32 (1 mos)	19%	117 - 120	43%	210 - 214 (7 mos)	67%	320 - 323	91%
33 - 36	20%	121 - 124 (4 mos)	44%	215 - 218	68%	324 - 328	92%
37 - 40	21%	125 - 127	45%	219 - 223	69%	329 - 332	93%
41 - 43	22%	128 - 131	46%	224 - 228	70%	333 - 337 (11 mos)	94%
44 - 47	23%	132 - 135	47%	229 - 232	71%	338 - 342	95%
48 - 51	24%	136 - 138	48%	233 - 237	72%	343 - 346	96%
52 - 54	25%	139 - 142	49%	238 - 241	73%	347 - 351	97%
55 - 58	26%	143 - 146	50%	242 - 246 (8 mos)	74%	352 - 355	98%
59 - 62 (2 mos )	27%	147 - 149	51%	247 - 250	75%	356 - 360	99%
63 - 65	28%	150 - 153 (5 mos)	52%	251 - 255	76%	361 - 365 (12 mos)	100%

1298 Prospect St Ste 1U, La Jolla, CA 92037

NOTICE TO POLICYHOLDERS

U.S. TREASURY DEPARTMENT’S OFFICE OF FOREIGN ASSETS

CONTROL (OFAC)

No coverage is provided by this Notice, nor can it be construed to replace any provisions of your policy (including its endorsements). If there is any conflict between this Notice and your policy (including its endorsements), the provisions of your policy (including its endorsements) shall prevail.

This Notice provides information concerning possible impact on your insurance coverage due to directives issued by OFAC and possibly by the U.S. Department of State. Please read this Notice carefully.

The Office of Foreign Assets Control (OFAC) administers and enforces economic and trade sanctions policy based on Presidential declarations of “national emergency”. OFAC has identified and listed numerous:

●	Foreign agents;
●	Front organizations;
●	Terrorists;
●	Terrorist organizations; and
●	Narcotics traffickers;

as “Specially Designated Nationals and Blocked Persons”. This list can be located on the United States Treasury’s website - http://www.treas.gov/ofac.

In accordance with OFAC regulations, or any applicable regulation promulgated by the U.S. Department of State, if it is determined that you and any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is a Specially Designated National and Blocked Person, as identified by OFAC, this insurance will be considered a blocked or frozen contract and all provisions of this insurance are immediately subject to OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from OFAC. Other limitations on the premiums and payments also apply.

CUSTOMER NOTICE OF PRIVACY POLICY AND PRODUCER

COMPENSATION PRACTICES DISCLOSURE

Privacy Policy Disclosure

Your privacy is important to us. We will keep the information you provide to us secure and handle it only as permitted by law. This notice tells you about our Privacy Policy and how we handle your information.

“Personal information” is information that identifies you as an individual and is not otherwise available to the public. It includes personal financial information and personal health information. We collect personal information to service your application, account and claims and to support our business functions.

We will continue to follow our Privacy Policy regarding personal information even when a business relationship no longer exists between us.

Collection of Information

We collect personal information so that we may offer quality products and services. We may obtain personal information from the following sources:

●	Directly from you, such as your name, address and social security number.
●	Directly from us, such as your premium payment history.
●	From third-parties, such as companies that have your driving record or claims history.
●	From medical professionals or medical records.
●	From inspections or photos taken of your property.
●	From consumer report agencies. Upon request, we will tell you how to get a copy of this report. The agency that prepares the report for us may retain the report and disclose it to others as permitted by law.

We, and the third-parties we partner with, may track some of the web pages you visit through cookies, pixel tagging or other technologies. We currently do not process or comply with any web browser’s “do not track” signals or similar mechanisms that request us to take steps to disable online tracking. You may be able to set your browser to reject cookies. Please review your browser or device’s “Help” file to learn the best way to modify your settings. Please note that rejecting cookies may disrupt certain functionality of the Website.

Disclosure of Information

We may disclose non-public, personal information you provide, as required to conduct our business and as permitted or required by law. We may share information with third-parties such as:

●	Third-parties who perform professional, insurance or business functions for us.
●	Insurance institutions, agents or consumer reporting agencies in connection with any application, policy or claim involving you or your policy.
●	Claims adjusters, appraisers and others to defend or settle claims involving your policy.
●	An insurance regulatory authority in connection with the regulation of our business, or to a law enforcement agency, governmental authority or other authorized person or institution to protect our legal interests, detect or prevent insurance fraud or criminal activity, or as otherwise permitted or required by law.
●	Businesses that conduct scientific or actuarial research.
●	Lienholders, mortgagees, lessors or other persons having a legal or beneficial interest in your property.

We will not sell or share your personal financial information with anyone for purposes unrelated to our business functions without offering you the opportunity to “opt-out” or “opt-in” as required by law.

We only disclose personal health information with your authorization or as otherwise allowed or required by law.

Safeguards to Protect your Personal Information

We recognize the need to prevent unauthorized access to the information we collect, including information held in an electronic format on our computer systems. We maintain physical, electronic and procedural safeguards intended to protect the confidentiality and integrity of all non-public, personal information.

Internal Access to Information

We restrict access to your non-public personal information to those employees who need to know it in order to provide products and services to you, and we train our employees on how to handle and protect that information. Our employees have access to personal information in the course of doing their jobs, such as:

●	underwriting policies;
●	paying claims;
●	developing new products; or
●	advising customers of our products and services.

Consumer Reports

In some cases, we may obtain a consumer report in connection with an application for insurance. Depending on the type of policy, a consumer report may include information about you or your business, such as:

●	character, general reputation, personal characteristics, mode of living;
●	audit history, driving record (including records of any operators who will be insured under the policy); and/or
●	an appraisal of your dwelling or place of business that may include photos and comments on its general condition.

Upon written request, we will inform you if we have ordered an investigative consumer report. You have the right to make a written request within a reasonable period for information concerning the nature and scope of the report and to be interviewed as part of its preparation. You may obtain a copy of the report from the reporting agency and, under certain circumstances, you may be entitled to a copy at no cost.

Access to Information

You have the right to request access to the personal information that we record about you, to have reasonable access to it and to receive a copy. To do so, contact us at:

Obsidian Insurance Holdings, Inc.

Privacy Office

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

Please include your complete name, address, and policy number(s), and indicate specifically what you would like to see. If you request actual copies of your file, there may be a nominal charge. We will tell you to whom we have disclosed the information within the two years prior to your request. If there is not a record indicating that the information was provided to another party we will tell you to whom such information is normally disclosed.

There is information that that we cannot share with you. This may include information collected in order to evaluate a claim under an insurance policy or when the possibility of a lawsuit exists. It may also include medical information that we would have to forward to a licensed medical doctor of your choosing so that it may be property explained.

Correction of Information

If after reviewing your file you believe information is incorrect, please write to the consumer reporting agency or to us, whichever is applicable, explaining your position. The information in question will be investigated. If appropriate, corrections will be made to your file and the parties to whom the incorrect information was disclosed, if any, will be notified. However, if the investigation substantiates the information in the file, you will be notified of the reasons why the file will not be changed. If you are not satisfied with the evaluation, you have the right to place a statement in the file explaining why you believe the information is incorrect. We also will send a copy of your statement to the parties, if any, to whom we previously disclosed the information and include it in any future disclosures.

Changes to this Policy

We will periodically review and revise our Privacy Policy and procedures to ensure that we remain compliant with all state and federal requirements. If any provision of our Privacy Policy is found to be noncompliant, then that provision will be modified to reflect the appropriate state or federal requirement. If any modifications are made, all remaining provisions of this Privacy Policy will remain in effect.

Contact

For more detailed information about our Privacy Policy, visit our website: www.obsidianspecialty.com.

Producer Compensation Disclosure

Our products are sold through independent agents and brokers, often referred to as “Producers”. We may pay Producers a fixed commission for placing and renewing business with our company. We may also pay an additional commission and other forms of compensation and incentives to Producers who place and maintain their business with us.

ARIZONA SURPLUS LINES NOTICE

Pursuant to section 20-401.01, subsection B, paragraph 1, Arizona Revised Statutes, this policy is issued by an insurer that does not possess a certificate of authority from the director of the Arizona Department of Insurance and Financial Institutions. If the insurer that issued this policy becomes insolvent, insureds or claimants will not be eligible for insurance guaranty fund protection pursuant to title 20, Arizona Revised Statutes.

DECLARATIONS

PUBLIC COMPANY MANAGEMENT LIABILITY INSURANCE

NOTICE: THIS POLICY PROVIDES COVERAGE ON A CLAIMS-MADE AND REPORTED BASIS SUBJECT TO ITS TERMS. THE COVERAGE PROVIDED BY THIS POLICY IS LIMITED TO ONLY THOSE CLAIMS FIRST MADE AGAINST THE INSURED AND REPORTED IN WRITING TO THE INSURER DURING THE POLICY PERIOD OR AN EXTENDED REPORTING PERIOD, IF APPLICABLE. THE LIMIT OF INSURANCE WILL BE REDUCED BY PAYMENT OF DEFENSE COSTS AND DAMAGES. PLEASE READ THE ENTIRE POLICY CAREFULLY.

NOTICE: THIS INSURANCE CONTRACT IS WITH AN INSURER NOT LICENSED TO TRANSACT INSURANCE IN THE NAMED INSURED’S STATE OF DOMICILE AND IS ISSUED AND DELIVERED AS A SURPLUS LINES COVERAGE PURSUANT TO THE INSURANCE STATUTES.

POLICY NO: OII-097-DO-1-2023-0

ITEM 1.	NAMED INSURED:	Yerbaé Brands Corp.

	ADDRESS:	MAILING ADDRESS:
	a. 18801 North Thompson Peak Parkway Suite D-380 Scottsdale, AZ 85255	b. 18801 North Thompson Peak Parkway Suite D-380 Scottsdale, AZ 85255

ITEM 2.	POLICY PERIOD:	From: February 08, 2023 To: February 08, 2024 (12:01 A.M. local time at the address stated in Item 1.a.)

ITEM 3.	POLICY PREMIUM:	$51,882

ITEM 4.	TOTAL AGGREGATE LIMIT OF LIABILITY:	$1,000,000

ITEM 5.	COVERAGE PART LIMITS OF LIABILITY, RETENTIONS, PENDING & PRIOR LITIGATION DATES:

	Only those Coverage Parts designated with an “X” are included under this Policy. If there is no “X” inserted next to any specified Coverage Part, such Coverage Part and any other reference to it in the Policy shall be deemed to be deleted.

Coverage	Limit of Liability	Retention (each Claim)	Pending & Prior Litigation Date	Retroactive Date
X Directors & Officers	$1,000,000			See ORION-CORP! 99 (05-2022) - Prior Acts Exclusion with Specific Entity Carveback
A. Insuring Agreement A-lnsured Person Liability		$0	02/08/2023
B. Insuring Agreement B-Company Indemnification
1. Claims other than Securities Claims		$750,000	02/08/2023
2. Securities Claims other than Merger/Acquisition Claims		$1,000,000	02/08/2023
3. Merger/Acquisition Claims		$1,000,000	02/08/2023
C. Insuring Agreement C-Company Securities
1. Securities Claims other than Merger/Acquisition Claims		$1,000,000	02/08/2023
2. Merger/Acquisition Claims		$1,000,000	02/08/2023
D. Extension A-Derivative Demand Investigation Costs	$250,000 sub-limit	$0
E. Extension B-lnvestigative Inquiry	$250,000 sub-limit	$0

ITEM 6. OPTIONAL EXTENDED REPORTING PERIOD PREMIUM:

175% of the Annual Policy Premium for a one (1) year Optional Extended Reporting Period;

ITEM 7. FORMS & ENDORSEMENTS

These Declarations, together with the attached Policy Form and Endorsements as stated in the Policy Form Schedule (ORION-CORP001 (05-2022) and the Application (including all information furnished by the Insured’s in the underwriting of this Policy), shall constitute the contract between the Insureds and the Insurer (“Policy”).

Whenever printed in this Declarations, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ITEM 8. NOTICE TO THE INSURER:

A. Address for Notice of Claim or Potential Claim: Attn: Mendes & Mount, LLP 750 Seventh Ave New York, NY 10019 Attention: Kevin Easler G. Flynn, Esq. Kevin Easler.flynn@mendes.com	B. Address for all other Notices: Attn: Orion Insurance Intermediaries, LLC. 1298 Prospect Street, #1U La Jolla, CA 92037

The Insurer hereby causes this Policy to be signed by a duly authorized representative of the Insurer.

04/11/2023

Date

Premium	$51,882.00	Pursuant to Arizona Revised Statutes Section 20-410(B), This policy is issued
Company Fee	$250.00	by an insurer that does not possess a certificate of authority from the Director
Broker Fee	$0.00	of the Arizona Department of Insurance. If the insurer that issued this policy
Inspection Fee	$0.00	becomes insolvent, insureds or claimants will not be eligible for insurance
State Tax	$1,563.96	guaranty fund protection pursuant to Arizona Revised Statutes Title 20.
Stamp Fee	$104.26
Total	$53,800.22

Whenever printed in this Declarations, the boldface type terms shall have the same meanings as indicated in the Policy Form.

List of Insurance Carriers:

This Policy is issued in accordance with the limited authorization granted to Orion Insurance Intermediaries, LLC by Palomar Excess & Surplus Insurance Company and Obsidian Specialty Insurance Company (the “Insurers”) and the proportions underwritten are noted below. In consideration of the premium specified herein, the Insurers hereby bind themselves severally and not jointly, each for its own part and not one for another.

Name of Insurance Carrier	Percentage
Palomar Excess and Surplus Lines Insurance Company (A- IX)	50%
Obsidian Specialty Insurance Company (A- VII)	50%

The registered address for Orion Insurance Intermediaries, LLC is 1298 Prospect Street, #1U

La Jolla, CA 92037

Whenever printed in this Declarations, the boldface type terms shall have the same meanings as indicated in the Policy Form.

Named Insured: Yerbaé Brands Corp.	Policy No: OII-097-DO-1-2023-0
Endorsement No: 1	Effective Date: February 08, 2023
Premium: Included

Policy Form Schedule

It is agreed that:

1.	Item 7. Forms and Endorsements of the Declarations of this Policy is amended by the addition of the following:

Item 7. Forms and Endorsements:

Form	Form Title
ORION-CORP-GTC (05-2022)	Public Company Management Liability Insurance Policy
OPN006 0920	Notice to Policyholders
OPN007 0920	Customer Notice of Privacy Policy and Producer
Compensation Practices Disclosure
OPN010 1120	Arizona Surplus Lines Notice
ORION-CORP121 (05-2022)	Derivative Demand Investigation Costs Limit
ORION-CORP500 (05-2022)	Cyber Liability Exclusion Endorsement
ORION-CORP912 (05-2022)	U.S. Listing Exclusion
ORION-CORP999 (05-2022)	Amended Claim Subpeona
ORION-CORP999 (05-2022)	Prior Acts Exclusion with Specific Entity Carveback
OS-SOS	Service of Suit Clause Endorsement
OS-TRIA	Notice of Terrorism Insurance Coverage Disclosure

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

1298 Prospect St Ste 1U

La Jolla, CA 92037

PUBLIC COMPANY MANAGEMENT LIABILITY INSURANCE POLICY

NOTICE: THIS POLICY PROVIDES COVERAGE ON A CLAIMS-MADE AND REPORTED BASIS SUBJECT TO ITS TERMS. THE COVERAGE PROVIDED BY THIS POLICY IS LIMITED TO ONLY THOSE CLAIMS FIRST MADE AGAINST THE INSURED AND REPORTED IN WRITING TO THE INSURER DURING THE POLICY PERIOD OR AN EXTENDED REPORTING PERIOD, IF APPLICABLE. THE LIMIT OF INSURANCE WILL BE REDUCED BY PAYMENT OF DEFENSE COSTS AND DAMAGES. PLEASE READ THE ENTIRE POLICY CAREFULLY.

In consideration of the payment of the premium and in reliance upon the statements in the Application and subject to all terms and conditions of this Policy, the Insureds agree with the Insurer as follows:

This Policy is comprised of the Declarations, one or more Coverage Parts, Common Definitions, Common Exclusions, Common Conditions, any and all attached endorsements and the Application. Although various Coverage Parts may be referenced in this Policy, the only Coverage Parts that provide coverage under this Policy are the Coverage Parts designated as being purchased in Item 5 of the Declarations.

The Common Definitions, Common Exclusions and Common Conditions apply to all Coverage Parts. Unless stated to the contrary in any Coverage Part or endorsement, the terms and conditions of each Coverage Part of this Policy apply only to that Coverage Part and shall not apply to any other Coverage Part. Any defined term referenced in the Common Definitions but defined in a Coverage Part shall, for the purpose of coverage under that Coverage Part, have the meaning set forth in that Coverage Part. If any provision in the Common Definitions, Common Exclusions or Common Conditions is inconsistent with, or in conflict with, any term, definition, exclusion or condition of an applicable Coverage Part, the respective term, definition, exclusion or condition of such Coverage Part shall control for the purpose of that Coverage Part.

PUBLIC COMPANY LIABILITY - PART 1

DIRECTORS & OFFICERS COVERAGE

I.	INSURING AGREEMENTS

Subject to the terms, conditions and exclusions of this Policy:

A.	INSURED PERSON LIABILITY INSURANCE

The Insurer shall pay on behalf of the Insured Person, Loss arising from any Claim first made against the Insured Person during the Policy Period and reported to the Insurer in the time and manner required by this Policy, except to the extent that such Loss has been paid or indemnified.

B.	COMPANY INDEMNIFICATION INSURANCE

The Insurer shall pay on behalf of the Company, Loss arising from any Claim first made against an Insured Person during the Policy Period and reported to the Insurer in the time and manner required by this Policy, but only to the extent the Company has paid or indemnified such Loss.

C.	COMPANY SECURITIES INSURANCE

The Insurer shall pay on behalf of the Company, Loss arising from a Securities Claim first made against the Company during the Policy Period and reported to the Insurer in the time and manner required by this Policy.

II.	EXTENSIONS

A.	DERIVATIVE DEMAND INVESTIGATION COSTS COVERAGE

The Insurer shall pay on behalf of the Company, Derivative Demand Investigation Costs resulting from a Derivative Demand first made during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter.

Any payment by the Insurer pursuant to this Section II. A. shall be considered part of Loss, shall be excess of the applicable Retention under the Directors & Officers Coverage Part as specified in Item 5 of the Declarations, and shall be part of, and not in addition to the Applicable Limit of Liability. The amount payable by the Insurer pursuant to this section II. A. shall not exceed a maximum aggregate limit of $100,000.

B.	INVESTIGATIVE INQUIRY COVERAGE

1.	The Insurer shall pay on behalf of an Insured Person, Defense Costs incurred by such Insured Person, resulting from an Investigative Inquiry first made during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter, except to the extent such Defense Costs have been paid or indemnified.

2.	The Insurer shall pay on behalf of the Company, Defense Costs, in excess of the applicable Retention under the Directors & Officers Coverage Part as specified in Item 5 of the Declarations, incurred solely by an Insured Person resulting from an Investigative Inquiry first made during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter, but only to the extent the Company has paid or indemnified such Defense Costs.

Any payment by the Insurer pursuant to this Section II. B. shall not exceed a maximum aggregate limit of $100,000 and shall be part of, and not in addition to the Applicable Limit of Liability.

C.	SUBPOENA COVERAGE

In the event the Insureds fully comply with the reporting requirements of Common Conditions (Part 6), D. Reporting and Notice Requirements, subsection 2., and to the extent that coverage is not otherwise available under this Policy, the Insurer shall pay on behalf of an Insured Person reasonable fees and expenses, incurred with the Insurer’s prior written consent with such consent should not be unreasonably withheld, resulting from a Subpoena first received by the Insured Person during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter.

Any payment by the Insurer pursuant to this Section II. C. shall be considered part of Loss, shall be part of, and not in addition to the Applicable Limit of Liability and no Retention shall apply. The amount payable by the Insurer pursuant to this section II. C. shall not exceed a maximum aggregate limit of $100,000 per Policy Period, regardless of the number of Subpoenas received during the Policy Period.

D.	INDEPENDENT DIRECTOR LIABILITY COVERAGE

If the Applicable Limit of Liability and any other insurance and indemnification available to an Insured Person who is a “Non-Employee Director” of the Company are completely exhausted, the Insurer shall pay on behalf of such Insured Person, Loss, in excess of the Applicable Limit of Liability, arising from a Claim covered under Insuring Agreement A. of this Coverage Part.

The amount payable by the Insurer pursuant to this Section II. D. shall not exceed a maximum aggregate limit of $1,000,000 and no Retention shall apply. Notwithstanding Common Conditions (Part 6), H. Other Insurance, coverage pursuant to this section II. D. shall be specifically excess over, and shall not contribute with, any other valid and collectible insurance, including insurance specifically excess of this Policy.

“Non-Employee Director” shall have the meaning ascribed to that term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934; provided however, that the term “issuer” as referenced in such rule shall be deemed to refer to the Company.

E.	RETIREE COVERAGE

If, after the inception date of this Policy or the first policy issued by the Insurer in an uninterrupted series of policies of which this Policy is a renewal or replacement, and before the end of the Policy Period, an Insured Person retires and no longer serves in his or her capacity as an Insured Person and:

1.	this Policy is cancelled or non-renewed for reasons other than nonpayment of premium; and

2.	this Policy is not replaced by any other directors and officers liability coverage;

then coverage provided under Insuring Agreement A. of this Coverage Part for such Insured Person shall be extended for a period of six years from such Insured Person’s official date of retirement, but only with respect to Claims for Wrongful Acts fully occurring prior to such official date of retirement.

Any matter reported pursuant to Section II. A. or B. above shall be deemed to be a notice of fact, circumstance, or situation, which may reasonably be expected to give rise to a Claim, as provided for in Common Conditions (Part 6), D. Reporting and Notice Requirements, subsection 2, of this Policy.

III.	DEFINITIONS

Whenever printed in boldface type, and whether in singular or plural form, the following terms shall have the meanings indicated below for purposes of this Coverage Part.

A.	Claim means:

1.	a written demand for monetary, non-monetary or injunctive relief against an Insured, by reason of a Wrongful Act;

2.	a civil, administrative, regulatory, arbitration or mediation proceeding or any other alternative dispute resolution proceeding against an Insured, by reason of a Wrongful Act, which is commenced by service of a complaint or similar document or the filing of a notice of charges;

3.	an official request for Extradition of an Insured Person or a criminal proceeding which is commenced by an arrest of, or return of an indictment against an Insured, by reason of a Wrongful Act;

4.	a civil, criminal, administrative, or regulatory investigation of an Insured Person, by reason of a Wrongful Act, commenced by the service upon, or other receipt by, an Insured Person, of a written notice, including a Wells Notice or target letter, from an Investigating Authority identifying the Insured Person as an individual against whom a formal proceeding may be commenced; or

5.	a written request that an Insured sign an agreement to toll or waive any statute of limitations, by reason of a Wrongful Act.

Claim shall not include a Derivative Demand, Investigative Inquiry, Subpoena or any labor or grievance proceeding or investigation which is subject to a collective bargaining agreement. A Claim shall be deemed to have been first made at the time written notice of the Claim is first received by any Insured. All Claims arising out of the same Wrongful Act or Interrelated Wrongful Acts shall be deemed to be a single Claim first made on the date on which the earliest such Claim was first made.

B.	Derivative Demand means any written demand by a security holder of the Company, upon the Company or an Insured Person of such Company, to bring a civil proceeding in a court of law against an Insured Person for a Wrongful Act, provided such Derivative Demand is brought and maintained without the solicitation, assistance or participation of any Insured Person, other than assistance that is protected pursuant to any federal or state whistleblower statute or any regulation promulgated thereunder. Derivative Demand shall also include a written demand by a security holder of the Company to inspect the books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law or any similar statute in any other jurisdiction.

C.	Derivative Demand Investigation Costs means reasonable costs, fees and expenses incurred by a Company, with the Insurer’s prior written consent with such consent not to be unreasonably withheld, solely with respect to an investigation or evaluation required to determine whether it is in the best interest of the Company to commence a civil proceeding as demanded by a Derivative Demand. Derivative Demand Investigation Costs shall also include reasonable and necessary fees and expenses incurred by the Company with the Insurer’s prior written consent with such consent not to be unreasonably withheld, in response to a written demand by a security holder of the Company to inspect the books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law or any similar statute in any other jurisdiction. Derivative Demand Investigation Costs shall not include salaries, wages, fees, costs or expenses of any Insured Person or Employee.

D.	D&O Wrongful Act means:

1.	with respect to any Insured Person, any actual or alleged act, error or omission, misstatement, misleading statement, neglect, or breach of duty by such Insured Person in his or her capacity as such or in an Outside Capacity, or any matter claimed against them by reason of their status as an Insured Person;

2.	with respect to a Securities Claim, a D&O Wrongful Act shall include any actual or alleged act, error or omission, misstatement, misleading statement, neglect, or breach of duty by the Company arising from the purchase or sale or offer to purchase or sell securities issued by the Company in the open market or in a direct transaction with the Company.

Solely with respect to determining whether a Security Holder Derivative Suit which names the Company as a nominal defendant is a Securities Claim against such Company for purposes of Insuring Agreement C. of this Coverage Part, any Wrongful Act as defined in subsection 1. above shall also be deemed to be a Wrongful Act of the Company; provided however, this provision shall only be deemed to create coverage for Nominal Defendant Expenses.

E.	Extradition means a process by which one country surrenders a person to another country to face prosecution, incarceration or to answer any criminal accusation.

F.	Financially Impaired means the status of an entity resulting from such entity becoming a debtor in possession under United States bankruptcy law, or its foreign equivalent, or from the appointment by a state or federal official, agency or court of a bankruptcy or insolvency examiner, receiver, trustee, or similar official to take control of, supervise, manage or liquidate such entity.

G.	Investigating Authority means any federal, state, or local law enforcement or governmental regulatory authority worldwide (including any attorney general, the U.S. Department of Justice, and the U.S. Securities and Exchange Commission) or the enforcement unit of any securities exchange or similar self-regulatory organization.

H.	Investigative Inquiry means a request for the production of documents or sworn statement from, or an interview with, an Insured Person by an Investigating Authority in connection with such Insured Person acting in his or her capacity as such or in connection with the Company’s business activities. In no event shall an Investigative Inquiry include any routine or regularly scheduled oversight, compliance, audit, examination, or inspection.

I.	Merger/Acquisition Claim means a Securities Claim based upon, arising out of, or in consequence of, any actual or proposed merger, acquisition, privatization or consolidation in which another entity, person or group of entities or persons acting in concert, acquires more than fifty percent (50%) of the outstanding securities representing the present right to vote for the election of directors or Managers of the Named Insured or in which the Named Insured acquires more than fifty percent (50%) of the outstanding securities representing the present right to vote for the election of directors or managers of another entity, person or group of entities or persons acting in concert.

J.	Outside Capacity means service by an Insured Person as a director, trustee, or equivalent executive position with an Outside Entity, but only if such service is or was at the specific request or direction of the Company.

K.	Outside Entity means any not-for-profit entity.

L.	Securities Claim means a Claim:

1.	against an Insured for violation of any United States securities law or foreign securities law arising from the purchase or sale of, or offer or solicitation of an offer to purchase or sell, any securities of a Company;

2.	brought by a security holder of a Company in his or her capacity as such, whether individually or by class action, against an Insured for a common law cause of action pled in connection with any securities law violation described in K.1. above; or

3.	brought by a security holder as a derivative action on behalf of a Company solely against an Insured Person;

Provided, however, Securities Claim shall not include any Claim based upon, arising out of, directly or indirectly resulting from, or in any way involving an Insured Person’s failure to receive or obtain any stock, stock options, stock warrants, or other securities of the Company.

M.	Subpoena means a subpoena or written request compelling witness testimony or document production from an Insured Person.

N.	Wrongful Act means a D&O Wrongful Act.

O.	Nominal Defendant Expenses means reasonable costs, fees and expenses, incurred on behalf of the Company with the Insurer’s prior written consent with such consent not to be unreasonably withheld, to defend the Company in its capacity as a nominal defendant while seeking to dismiss a Security Holder Derivative Suit.

P.	Security Holder Derivative Suit means a civil proceeding brought and maintained on behalf of, or in the name or right of, a Company by one or more security holders of such Company in their capacity as such.

Q.	Class Certification Event Study Expenses means reasonable and necessary costs, fees and expenses of an expert witness, incurred by the Insured with the Insurer’s prior consent with such consent not to be unreasonably withheld, to conduct an admissible event study regarding issues of price impact relevant to the applicable court’s decision as to whether to grant class certification in a Securities Claim.

IV.	EXCLUSIONS

The Insurer shall not be liable under this Directors & Officers Coverage (Part 1) to pay that portion of any Loss arising from any Claim made against any Insured:

A.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged Wrongful Act as defined in any other Coverage Part, if purchased

B.	which is brought or maintained by or on behalf of: (i) the Company against an Insured; or (ii) an Outside Entity against an Insured Person who is or was serving in an Outside Capacity for such Outside Entity; provided, however, this exclusion shall not apply to any Claim:

1.	brought and maintained pursuant to Dodd-Frank § 954 or SOX §304

2.	that is a security holder derivative action brought and maintained on behalf of the Company by one or more persons who are not Insured Persons, but only if such Claim is instigated and maintained without the solicitation, assistance or participation of any Insured Person who is or has served with, been employed by, or provided consultation to the Company in any capacity for at least 12 months preceding the date the Claim was first made, other than assistance that is protected pursuant to any federal or state whistleblower statute or any regulation promulgated thereunder;

3.	brought and maintained by or on behalf of a court-appointed bankruptcy or insolvency examiner, receiver, trustee or similar official or creditors committee for such:

a.	Company while such Company is Financially Impaired; or

b.	Outside Entity while such Outside Entity is Financially Impaired; or

4.	brought and maintained outside the United States of America and Canada, by or on behalf of the Company or any Outside Entity against an Insured Person who is or was serving in an Outside Capacity for such Outside Entity, but only if the laws where such Claim is brought and maintained require that such Claim be brought by or on behalf of such entity;

C.	for any actual or alleged violation of any of the responsibilities, obligations or duties imposed by ERISA with respect to any pension, profit sharing, health and welfare or other employee benefit plan or trust established or maintained for the purpose of providing benefits to employees of the Company;

D.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the Fair Labor Standards Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law governing the classification of employees to determine their eligibility for compensation or the payment of wages, overtime, on-call time, rest periods, expense reimbursement, or minimum wages;

E.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, or the Occupational Safety and Health Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law;

F.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged act, error, or omission, misstatement, misleading statement, neglect, or breach of duty of an Insured Person serving in a capacity, or by reason of his or her status, as a director, officer, trustee, regent, governor, manager or member of the board of managers of any entity other than the Company; provided, however, this exclusion shall not apply to any Outside Capacity.

V.	PRIORITY OF PAYMENTS

If Loss covered under Insuring Agreement A. or section II. Extensions, B.1. and any other Loss are concurrently due under this Policy, the Insurer shall first pay Loss covered under Insuring Agreement A. or section II. Extensions, B.1.

PUBLIC COMPANY LIABILITY - PART 2

EMPLOYMENT PRACTICES COVERAGE

I.	INSURING AGREEMENTS

Subject to the terms, conditions and exclusions of this Policy:

A.	EMPLOYMENT PRACTICES LIABILITY INSURANCE

The Insurer shall pay on behalf of the Insured, Loss arising from any Claim first made against the Insured during the Policy Period and reported to the Insurer in the time and manner required by this Policy.

B.	THIRD PARTY LIABILITY INSURANCE

The Insurer shall pay on behalf of the Insured, Loss arising from any Third Party Claim first made against the Insured during the Policy Period and reported to the Insurer in the time and manner required by this Policy.

II.	DEFINITIONS

Whenever printed in boldface type, and whether in singular or plural form, the following terms shall have the meanings indicated below for purposes of this Coverage Part.

A.	Claim means:

1.	a written demand for monetary, non-monetary or injunctive relief against an Insured, by reason of a Wrongful Act;

2.	a civil, administrative, regulatory, arbitration or mediation proceeding or any other alternative dispute resolution proceeding against an Insured, by reason of a Wrongful Act, which is commenced by service of a complaint or similar document or the filing of a notice of charges;

3.	a formal administrative or regulatory investigation of an Insured, by reason of a Wrongful Act, which is commenced by written notice or subpoena from the Equal Employment Opportunity Commission or any similar federal, state, local or foreign government agency; or

4.	a written request that an Insured sign an agreement to toll or waive any statute of limitations, by reason of a Wrongful Act.

Claim shall not include a criminal proceeding, labor or grievance proceeding or investigation which is subject to a collective bargaining agreement, or an audit by the Office of Federal Contract Compliance Programs. A Claim shall be deemed to have been first made at the time written notice of the Claim is first received by any Insured. All Claims arising out of the same Wrongful Act or Interrelated Wrongful Acts shall be deemed to be a single Claim first made on the date on which the earliest such Claim was first made.

B.	Employment Wrongful Act means any actual or alleged employment-related:

1.	discrimination based upon race, color, religion, age, gender, national origin, sexual orientation, pregnancy, disability, military status, or any other basis prohibited by federal, state, or local statute, rule or common law;

2.	wrongful dismissal, discharge, or termination of employment, whether actual or constructive;

3.	sexual or workplace harassment, including workplace bullying;

4.	violation of employment discrimination laws including any actual or alleged wrongful: deprivation of career opportunity, failure to promote, discipline, evaluation, demotion, denial of tenure, modification of any term or condition of employment; or limitation, segregation or classification of any employee;

5.	violation of the Family and Medical Leave Act;

6.	retaliation in response to any Employee exercising his or her rights under any law;

7.	failure to enforce existing employment-related corporate policies and procedures relating to retention, supervision, hiring or training;

8.	misrepresentation, defamation, humiliation, or invasion of privacy;

9.	breach of any verbal, written or implied contract of employment including any contractual obligation arising out of any employee handbook, personnel manual, or policy statement;

by any Insured against an Employee; provided, however, Employment Wrongful Act shall not include breach of an express contract or agreement between an independent contractor or any entity on behalf of such independent contractor and the Company.

C.	Third Party means any natural person who is not an Insured and who is or was a customer, vendor, supplier, applicant or business invitee of the Company.

D.	Third Party Claim means any Claim brought by, on behalf of, or in the right of a Third Party.

E.	Third Party Wrongful Act means any actual or alleged discrimination based upon race, color, religion, age, gender, national origin, sexual orientation, pregnancy, disability, military status or any other basis prohibited by federal, state, or local statute, rule or common law by an Insured against a Third Party.

F.	Wrongful Act means:

1.	with respect to I. Insuring Agreement A. of this Coverage Part, any Employment Wrongful Act.

2.	with respect to I. Insuring Agreement B. of this Coverage Part, any Third Party Wrongful Act.

III.	EXCLUSIONS

The Insurer shall not be liable under this Employment Practices Coverage (Part 2) to pay any Loss arising from any Claim made against any Insured:

A.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged Wrongful Act as defined in any other Coverage Part,

B.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the Fair Labor Standards Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law, including common law, governing the classification of employees to determine their eligibility for compensation or the payment of wages, overtime, on-call time, rest periods, expense reimbursement, or minimum wages; provided, however, this exclusion shall not apply to the extent a Claim is for amounts owed under the Equal Pay Act of 1963;

C.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, or the Occupational Safety and Health Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law; provided, however, this exclusion shall not apply to any Claim for retaliation in response to any Employee exercising his or her rights under any such law;

D.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged failure to comply with any law concerning disability benefits, unemployment insurance, social security or workers compensation, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law; provided, however, this exclusion shall not apply to any Claim for retaliation in response to any Employee exercising his or her rights under any such law;

E.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the responsibilities, obligations or duties imposed by ERISA; provided, however, this exclusion shall not apply to any Claim for retaliation in response to any Employee exercising his or her rights under any such law;

F.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any lockout, strike, picket line, hiring of any replacement workers or other similar action in connection with any labor dispute, labor negotiation or collective bargaining agreement; provided, however, this exclusion shall not apply to any Claim for retaliation in response to any Employee exercising his or her rights under any such law;

G.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving liability under any written or verbal contract of employment; provided, however, this exclusion shall not apply to Defense Costs or liability that would have attached in the absence of such contract or agreement;

H.	to the extent such Loss, other than Defense Costs, constitutes employment related benefits, bonuses, commissions, profit sharing, perquisites, deferred compensation, stock options, or any other type of compensation earned by the claimant in the course of employment; provided, however, this exclusion shall not apply to front pay or back pay.

PUBLIC COMPANY LIABILITY - PART 3

FIDUCIARY COVERAGE

I.	INSURING AGREEMENT

Subject to the terms, conditions and exclusions of this Policy, the Insurer shall pay on behalf of the Insured, Loss arising from any Claim first made against the Insured during the Policy Period and reported to the Insurer in the time and manner required by this Policy.

II.	EXTENSIONS

A.	HIPAA AND PPACA COVERAGE

The Insurer shall pay on behalf of the Insured, any Health Act Penalty arising from a Health Act Notice first received by the Insured during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter; provided, however, the Insured shall not make any payment, admit liability or stipulate to any Health Act Penalty without the Insurer’s prior written consent.

Any payment by the Insurer pursuant to this section II. A. shall be considered part of Damages, shall be excess of the applicable Retention under the Fiduciary Coverage Part as specified in Item 5 of the Declarations, and shall be part of, and not in addition to the Applicable Limit of Liability. The amount payable by the Insurer pursuant to this section II. A. shall not exceed a maximum aggregate limit of $100,000.

B.	SETTLEMENT PROGRAM COVERAGE

The Insurer shall pay on behalf of the Insured, Settlement Fees arising from a Settlement Program Notice first received by the Insured during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter; provided, however, the Insured shall not make any payment, admit liability or stipulate to any Settlement Fees without the Insurer’s prior written consent.

Any payment by the Insurer pursuant to this section II. B. shall be considered part of Damages, shall be excess of the applicable Retention under the Fiduciary Coverage Part as specified in Item 5 of the Declarations, and shall be part of, and not in addition to the Applicable Limit of Liability. The amount payable by the Insurer pursuant to this section II. B. shall not exceed a maximum aggregate limit of $100,000. Any matter reported pursuant to this section II. shall be deemed to be a notice of fact, circumstance, or situation, which may reasonably be expected to give rise to a Claim, as provided for in Part 6, Common Conditions, D. 2. of this Policy.

III.	DEFINITIONS

Whenever printed in boldface type, and whether in singular or plural form, the following terms shall have the meanings indicated below for purposes of this Coverage Part.

A.	Administration means the rendering of advice to any Employee with regard to any Plan, providing any explanation to any Employee with regard to any Plan, or handling any record or effecting any enrollment, termination or cancellation of any Employee under any Plan.

B.	Claim means:

1.	a written demand for monetary or non-monetary relief against an Insured, by reason of a Wrongful Act;

2.	a civil, criminal, administrative, regulatory, arbitration or mediation proceeding or any other alternative dispute resolution proceeding against an Insured, by reason of a Wrongful Act, which is commenced by service of a complaint or similar document or the filing of a notice of charges;

3.	a formal investigation of an Insured, by reason of a Wrongful Act, which is commenced by written notice from the Department of Labor or the Pension Benefit Guaranty Corporation; or

4.	a written request that an Insured sign an agreement to toll or waive the statute of limitations, by reason of a Wrongful Act.

Claim shall not include a Health Act Notice, Settlement Program Notice or any labor or grievance proceeding or investigation which is subject to a collective bargaining agreement. A Claim shall be deemed to have been first made at the time written notice of the Claim is first received by any Insured. All Claims arising out of the same Wrongful Act or Interrelated Wrongful Acts shall be deemed to be a single Claim first made on the date on which the earliest such Claim was first made.

C.	Fiduciary Wrongful Act means any actual or alleged breach of any of the duties, responsibilities, or obligations imposed upon Plan fiduciaries by ERISA; any actual or alleged negligent act, error or omission in the Administration of any Plan committed or attempted by any Insured; or any other matter alleged against such Insured solely by reason of such Insured’s service as a Plan fiduciary.

D.	Health Act Notice means written notice from a governmental agency in connection with an actual or alleged violation, by an Insured, of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) or the Patient Protection and Affordable Care Act (PPACA).

E.	Health Act Penalty means a fine or penalty assessed against the Company or any Insured Person, in his or her capacity as such, pursuant a violation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) or the Patient Protection and Affordable Care Act (PPACA).

F.	Plan means:

1.	any Welfare Benefit Plan as defined in ERISA, which was, is now, or becomes sponsored by the Company exclusively for the benefit of the Employees of the Company;

2.	any Pension Benefit Plan as defined in ERISA, which is sponsored by the Company exclusively for the benefit of the Employees of the Company, provided, such plan existed on or before the inception date of this Policy as specified in Item 2 of the Declarations and has been reported in writing to the Insurer as part of the Application;

3.	any employee benefit plan, including an excess benefit plan, not subject to Title 1 of ERISA, which is sponsored by the Company exclusively for the benefit of the Employees of the Company, provided, such plan existed on or before the inception date of this Policy as specified in Item 2 of the Declarations; and

4.	any government mandated benefit program for disability benefits, unemployment insurance, social security, or workers compensation for Employees of the Company.

Plan does not include any employee stock ownership plan or any multi-employer plan unless such plan is specifically included as a Plan in a written endorsement applied to this Policy by the Insurer.

G.	Settlement Fees mean fees, fines or penalties assessed against an Insured by a governmental authority, pursuant to a Settlement Program, for the actual or alleged inadvertent failure of any Plan to comply with any statute, rule or regulation; provided, however, that Settlement Fees shall not include:

1.	any benefits, costs to correct the non-compliance or any other charges, expenses, or taxes; or

2.	any fees, fines or penalties relating to a Plan that any Insured Person knew to be actually or allegedly non-compliant prior to the earlier of:

a.	this Policy’s inception date as specified in Item 2 of the Declarations; or

b.	the inception date of the first policy, in an uninterrupted series of policies of which this Policy is a direct or indirect renewal or replacement, which the Insurer issued to the Company.

H.	Settlement Program means any voluntary compliance resolution program or similar settlement program administered by the United States Internal Revenue Service, United States Department of Labor, or any other domestic or foreign authority, including, but not limited to, the Employee Plans Compliance Resolution System, Audit Closing Agreement Program, Voluntary Compliance Resolution Program, Walk-in Closing Agreement Program, Administrative Policy Regarding Self-Correction, Tax Sheltered Annuity Voluntary Correction Program, Delinquent Filer Voluntary Compliance Program, and Voluntary Fiduciary Correction Program, or any similar program administered by a governmental authority located outside of the United States.

I.	Settlement Program Notice means written notice in connection with a Settlement Program.

J.	Wrongful Act means any Fiduciary Wrongful Act.

IV.	EXCLUSIONS

The Insurer shall not be liable under this Fiduciary Coverage (Part 3) to pay any Loss arising from any Claim made against any Insured:

A.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged Wrongful Act as defined in any other Coverage Part;

B.	to the extent such Loss, other than Defense Costs, constitutes:

1.	the return or reversion to an employer of any contribution or asset of a Plan, or

2.	benefits due or to become due under the terms of any Plan, or benefits which would be due under the terms of any Plan if such terms complied with all applicable law;

C.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged failure to collect or fund contributions owed to any Plan;

D.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged liability under any contract or agreement; provided, however, this exclusion shall not apply to any contract or agreement to which the Plan was established;

E.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged employment-related practices including but not limited to any workplace discrimination or harassment, abusive or hostile work environment, wrongful discharge or termination, wrongful demotion or discipline, retaliation, employment-related misrepresentation, negligent hiring, supervision, evaluation, retention or performance evaluation, wrongful reference or any violation of the Family and Medical Leave Act or any similar provision of any federal, state, local or foreign regulation, statute, rule or law; provided, however this exclusion shall not apply to Claims asserted under ERISA;

F.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the Fair Labor Standards Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law governing the classification of employees to determine their eligibility for compensation or the payment of wages, overtime, on-call time, rest periods, expense reimbursement or minimum wages;

G.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any failure to comply with any law concerning disability benefits, unemployment insurance, social security or workers compensation, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law; except the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Health Insurance Portability and Accountability Act of 1996, or any amendments thereto or any rules or regulations promulgated thereunder;

H.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of any of the duties, obligations or responsibilities imposed by the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act or the Occupational Safety and Health Act, including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law;

I.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any lockout, strike, picket line, hiring of any replacement workers or other similar action in connection with any labor dispute, labor negotiation or collective bargaining agreement.

PUBLIC COMPANY LIABILITY - PART 4

COMMON DEFINITIONS

Whenever printed in boldface type, and whether in singular or plural form, the following terms shall have the meanings indicated below.

A.	Applicable Limit of Liability means:

1.	the Total Aggregate Limit of Liability as specified in Item 4 of the Declarations, unless one or more of the Coverage Part Limits of Liability as specified in Item 5 of the Declarations is purchased;

2.	if one or more Coverage Part Limits of Liability as specified in Item 5 of the Declarations is purchased, then, Applicable Limit of Liability means:

a.	with respect to the Directors & Officers Coverage (Part 1), the Directors & Officers Coverage Part Limit of Liability as specified in Item 5 of the Declarations, if purchased;

b.	with respect to the Employment Practices Coverage (Part 2), the Employment Practices Coverage Part Limit of Liability as specified in Item 5 of the Declarations, if purchased;

c.	with respect to the Fiduciary Coverage (Part 3), the Fiduciary Coverage Part Limit of Liability as specified in Item 5 of the Declarations, if purchased.

B.	Application means:

1.	the application for insurance and any material submitted therewith or incorporated therein, and any other documents submitted in connection with the underwriting of this Policy; and

2.	all publicly available documents filed by a Company with the Securities and Exchange Commission or similar federal, state, local or foreign authority during the 12 month period preceding the inception date of this Policy as specified in Item 2 of the Declarations.

C.	Bodily Injury means physical injury, sickness, disease or death of any natural person.

D.	Change In Control means:

1.	the acquisition by another entity or person, or group of entities or persons acting in concert, resulting in the ownership or control of more than fifty percent (50%) of:

a.	the Named Insured’s voting stock or voting rights; or

b.	the Named Insured’s total consolidated assets as of the date of the Named Insured’s most recent audited consolidated financial statement prior to such acquisition;

2.	the merger of the Named Insured into another entity such that the Named Insured is not the surviving entity; or

3.	the consolidation of the Named Insured with another entity.

E.	Claim shall have the meaning set forth in the applicable Coverage Part.

F.	Company means the Named Insured and any Subsidiary. In the event of a bankruptcy proceeding by or against a Company, Company shall also mean the resulting entity named as a debtor in possession within the United States Bankruptcy Code, or an equivalent legal status under foreign law.

G.	Coverage Part means, individually or collectively, the following coverage parts, if purchased, as specified in Item 5 of the Declarations:

1.	Directors & Officers Coverage (Part 1)

2.	Employment Practices Coverage (Part 2)

3.	Fiduciary Coverage (Part 3)

H.	Damages means the monetary portion of any award, settlement or judgment, including pre-judgment and post-judgment interest, provided always that Damages shall not include:

1.	taxes, civil fines, criminal fines, sanctions, fees, restitution or penalties imposed by law, statute, regulation or court rule, except;

a.	a tax, if insurable under the law pursuant to which this Policy is construed, imposed upon an Insured Person in connection with any bankruptcy, receivership, or liquidation of a Company;

b.	civil fines or penalties, if insurable under the law pursuant to which this Policy is construed, assessed against an Insured Person for an unintentional and non-willful violation of the Foreign Corrupt Practices Act of 1977 § 15 U.S.C. §78dd-2(g)(2)(B), the United Kingdom Bribery Act of 2010 (Eng.) § 11(1)(a), or fines or penalties described in Section 308 of the Sarbanes-Oxley Act of 2002;

c.	the 5% or less, or the 20% or less, civil penalties imposed upon an Insured as a fiduciary under Section 502 (i) or (l) of ERISA; or

d.	costs or attorney fees awarded pursuant to a covered judgment in favor of the claimant, except as it pertains to a claim under Coverage Part 2;

e.	civil fines or penalties, if insurable under the law pursuant to which this Policy is construed, assessed against an Insured Person solely as a result of an Investigative Inquiry.

2.	punitive, exemplary or multiplied damages, except to the extent such damage is insurable under the law of any jurisdiction which has a substantial relationship to the Insured or the Claim seeking such damage, and which is most favorable to the insurability of such damage;

3.	any amount that represents an increase in the consideration paid or proposed to be paid by a Company in connection with its purchase of any securities or assets as a result of any allegation that the consideration for such securities or assets was inadequate; provided however, this subsection 3 shall only apply with respect to Insuring Agreement C of the Directors & Officers Coverage (Part 1);

4.	any amount not insurable under the law pursuant to which this Policy is construed; provided, however, the Insurer shall not contend that any amount attributable to violation of Sections 11, 12 or 15 of the Securities Act of 1933, or any amendments thereto, is uninsurable as a matter of law;

5.	amounts that represent the return of any fee, charge, commission, gain or other compensation paid to an Insured;

6.	costs associated with any accommodation, including the cost to make any building or property more accessible or accommodating to any person;

7.	any amounts awarded for actual or alleged violations of the Fair Labor Standards Act including amendments thereto or any similar provision of any federal, state, local or foreign regulation, statute, rule or law relating to the classification of employees to determine the payment of wages, overtime, on-call time, rest periods, expense reimbursement or minimum wages;

8.	severance pay or amounts owed under an express written contract of employment, leased worker agreement or independent contractor services agreement, or a written agreement to make payment in the event of termination of employment;

9.	liquidated damages, except liquidated damages awarded pursuant to the Age Discrimination in Employment Act, Equal Pay Act, or Family and Medical Leave Act; or

10.	cost of compliance with any form of injunctive or other non-monetary or declaratory relief.

I.	Defense Costs means reasonable and necessary fees and expenses incurred with the Insurer’s prior written consent with such consent not to be unreasonably withheld, to defend the Insured, and if authorized by the Insurer, all other fees and expenses resulting from: (1) the investigation, adjustment, defense or appeal of any Claim including the cost of appeal bonds; however, the Insurer shall have no obligation to apply for or furnish appeal bonds on behalf of any Insured; or (2) an Investigative Inquiry. Defense Costs shall also include Sox 304/Dodd-Frank 954(b) Costs.

Defense Costs shall also include Nominal Defendant Expenses and Class Certification Event Study Expenses.

Defense Costs shall not include salaries and expenses of regular employees or officers of the Insurer or any salaries, wages, fees, costs or expenses of any Insured. Defense Costs shall be part of, and not in addition to, the Applicable Limit of Liability.

J.	Employee means any natural person whose labor or service is engaged by and directed by the Company and is on the payroll of the Company, including any full-time, part-time, and seasonal worker. Employee shall also mean a temporary worker, leased worker, intern, independent contractor or volunteer for the Company solely with respect to conduct within the scope of his or her duties on behalf of the Company.

K.	ERISA means the Employee Retirement Income Security Act of 1974, including amendments thereto or any similar federal, state, local or foreign law, whether statutory or common law.

L.	Executive Officer means any natural person who was, or now is, a duly elected or appointed director, officer, trustee, governor, risk manager, in-house general counsel or Manager of any Company, or any member of any Company advisory or scientific board or internal committee, including the audit committee. Executive Officer shall include a shadow director of the Company as defined under the United Kingdom’s Companies Act 2006, including amendments thereto. Executive Officer also means the equivalent status of any of the foregoing under the law of any other country.

M.	Insured means the Company and any Insured Person.

N.	Insured Person means:

1.	Solely with respect to the Directors & Officers Coverage (Part 1); any past or present Executive Officer. Solely with respect to a Securities Claim, an Insured Person also means an Employee;

2.	Solely with respect to the Employment Practices Coverage (Part 2); any past or present Executive Officer, in his or her capacity as such, or Employee but solely while acting within the scope of employment with the Named Insured or a Subsidiary;

3.	Solely with respect to the Fiduciary Coverage (Part 3); any past or present Executive Officer or director, officer, governor, or trustee of any Plan.

O.	Insurer means the Insurance Company shown in the Declarations.

P.	Interrelated Wrongful Acts means Wrongful Acts that have in common any fact, circumstance, situation, event, transaction, cause, or series of causally or logically connected facts, circumstances, situations, events, transactions or causes.

Q.	Loss means Damages and Defense Costs.

R.	Manager means any natural person who was or now is a manager or member of the board of managers of a company that is a limited liability company.

S.	Named Insured means the entity as specified in Item 1 of the Declarations.

T.	Pending & Prior Litigation Date means the applicable date, if any, specified in Item 5 of the Declarations under the heading “Pending & Prior Litigation Date”.

U.	Policy Period means the period of time from the inception date of this Policy as set forth in Item 2 of the Declarations to the earlier of the expiration date shown in Item 2 of the Declarations or the effective date of cancellation of this Policy.

V.	Pollutant means any substance, located anywhere in the world, exhibiting any hazardous characteristic as defined by, or identified on a list of hazardous substances issued by, the U.S. Environmental Protection Agency or a state, county, municipality or locality counterpart thereof. Pollutant also means any air emission, odor, waste water, oil, oil product, infectious waste, medical waste, asbestos, asbestos product, silica, noise, fungus, bacteria, mold, mildew, mycotoxin, spore, scent or byproduct produced or released by fungi, (other than any fungi intended by the Insured) and any electric or magnetic or electromagnetic field. Pollutant also includes, but is not limited to, any solid, liquid, gaseous, thermal, biological, nuclear irritant, radiological, contaminant, smoke, soot, fume, acid, alkali, chemical or waste material.

W.	Retroactive Date means the date specified in Item 6 of the Declarations.

X.	Side A Excess DIC Policy means an insurance policy, written specifically as excess over this Policy, that provides “Side A” (non-indemnifiable or non-indemnified loss) coverage with difference-in-conditions features.

Y.	Sox 304/Dodd-Frank 954(b) Costs means the reasonable and necessary fees, costs and expenses (including the premium or origination fee for a loan or bond), incurred by an Insured Person with the Insurer’s prior written consent with such consent not to be unreasonably withheld, to facilitate the return of amounts required to be repaid by such Insured Person pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002 or Section 954(b) of the Dodd-Frank Act of 2010 or any rules, regulations or policies pursuant to such sections; provided, however, SOX 304/Dodd-Frank 954(b) Costs do not include the payment, return, reimbursement, disgorgement or restitution of any such amounts.

Z.	Subsidiary means any corporation or limited liability company of which the Named Insured owns more than fifty percent (50%) of the outstanding stock or other interest representing the present right to vote, designate or select a majority of the Managers or board of directors (or foreign equivalent thereof) of a corporation; but only during such time as the Named Insured owns such stock or other interest representing the right to vote, designate or select a majority of the Managers or board of directors (or foreign equivalent thereof) of such corporation.

AA.	Wrongful Act shall have the meaning set forth in the applicable Coverage Part.

PUBLIC COMPANY LIABILITY - PART 5

COMMON EXCLUSIONS

In addition to the Exclusions listed in the Coverage Parts, the Insurer shall not be liable under this Policy to pay that portion of any Loss arising from any Claim made against any Insured:

A.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving:

1.	any criminal, dishonest, fraudulent, deliberate, intentional or willful act or omission or any deliberate, intentional or willful violation of any statute or regulation committed by any Insured; however, this exclusion shall only apply if a final non-appealable adjudication in the underlying proceeding establishes the Insured committed such act, omission or violation;

B.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any Insured gaining any personal profit, remuneration or other financial advantage to which such Insured was not legally entitled; however, this exclusion shall only apply if a final non-appealable adjudication in the underlying proceeding establishes the Insured gained such personal profit, remuneration or other financial advantage;

Provided however Exclusions A. and B. shall not apply to any actual or alleged violation of Sections 11, 12 or 15 of the Securities Act of 1933, or any amendments thereto.

Severability of Exclusions: For purposes of determining the applicability of Exclusions A. and B. above, the Wrongful Act or knowledge of any Insured Person shall not be imputed to any other Insured Person; provided, however, that the Wrongful Act or knowledge of the Chief Executive Officer or Chief Financial Officer (or the foreign or domestic equivalent of such positions) shall be imputed to the Company.

C.	based upon, arising out of, directly or indirectly resulting from, or in any way involving any Wrongful Act prior to the Retroactive Date or any subsequent Interrelated Wrongful Acts;

D.	for any actual or alleged Bodily Injury, or emotional distress or mental anguish arising from such Bodily Injury, or any actual or alleged damage to, or destruction of any tangible property, including loss of use thereof; provided, however, this exclusion shall not apply to:

1.	Defense Costs incurred by an Insured Person that result solely from the investigation, adjustment, defense or appeal of a Claim against the Company for violation of the United Kingdom’s Corporate Manslaughter and Corporate Homicide Act 2007; or
2.	any Claim for emotional distress or mental anguish under the Employment Practices Coverage (Part 2);

E.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any industrial, non-industrial or environmental actual, alleged or threatened discharge, release, escape, seepage, migration or disposal of any Pollutant into or on real or personal property, water or the atmosphere or any regulation, order, direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize any Pollutant, or any voluntary decision to do so, including but not limited to any Claim alleging damage to the Company, its security holders or its creditors; provided, however, this exclusion shall not apply to Loss arising from a Claim under Insuring Agreement A. of the Directors & Officers Coverage (Part 1);

F.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving:

1.	any fact, circumstance, situation, transaction, event or Wrongful Act that was the subject of any written notice given and accepted under any policy of insurance prior to inception of this Policy; or any other Wrongful Act whenever occurring, that, together with a Wrongful Act described previously in this paragraph would constitute Interrelated Wrongful Acts; or
2.	any prior or pending written demand, suit, complaint, proceeding, investigation, order, judgment, or notice of violation, that is against any Insured, and received by any Insured, prior to the applicable Pending & Prior Litigation Date;

G.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving, any actual or alleged Wrongful Act, by a Subsidiary or any Insured Person of such Subsidiary, occurring prior to the date such entity became a Subsidiary or subsequent to the date such entity ceased to be a Subsidiary; or while such entity was a Subsidiary and that, together with a Wrongful Act occurring prior to the date such entity became a Subsidiary, would constitute Interrelated Wrongful Acts.

PUBLIC COMPANY LIABILITY - PART 6

COMMON CONDITIONS

A.	LIMITS OF LIABILITY

Regardless of the number of Insureds involved or Claims made, the Insurer’s liability under this Policy is limited as follows:

1.	TOTAL AGGREGATE LIMIT OF LIABILITY

The amount as specified in Item 4 of the Declarations shall be the Insurer’s maximum aggregate liability for all Loss, covered under all Coverage Parts combined.

2.	COVERAGE PART LIMIT OF LIABILITY

a.	The respective Limit of Liability for each Coverage Part as specified in Item 5 of the Declarations, shall be the Insurer’s maximum aggregate liability for all Loss covered under such Coverage Part.
b.	In the event coverage is available for a Claim under the Employment Practices Coverage (Part 2) and any other Coverage Part, then any Loss for such Claim shall first be paid under the Employment Practices Coverage (Part 2). Any remaining Loss for such Claim that is not paid under the Employment Practices Coverage (Part 2) shall be paid under such other applicable Coverage Part; provided however, the remaining Limit of Liability of such other applicable Coverage Part shall be reduced by the amount of Loss paid under the Employment Practices Coverage (Part 2).

In the event coverage is available for a Claim under more than one Coverage Part and the Employment Practices Liability Coverage (Part 2) does not apply, then the largest applicable remaining Limit of Liability under only one of the applicable Coverage Parts, at the time the Claim is first made, shall apply.

c.	The Limit of Liability for each Coverage Part shall be part of, and not in addition to, the Total Aggregate Limit of Liability as specified in Item 4 of the Declarations.

3.	DEFENSE COSTS WITHIN LIMIT OF LIABILITY

Defense Costs are part of, and not in addition to, the Applicable Limit of Liability and the payment by the Insurer of Defense Costs reduces the Applicable Limit of Liability.

If the Total Aggregate Limit of Liability set forth in Item 4 of the Declarations or the applicable Coverage Part Limit of Liability set forth in Item 5 of the Declarations is exhausted by payment of Loss, the Insurer’s obligation to pay Loss will be completely fulfilled and extinguished. Except as provided for in section VI. Priority of Payments of the Directors & Officers Coverage (Part 1), the Insurer is entitled to pay Loss as it becomes due and payable, without consideration of other future payment obligations.

B.	DEFENSE AND SETTLEMENT

1.	The Insureds and not the Insurer have the duty to defend any Claim made against the Insureds. At the written request of the Insured, the Insurer shall advance covered Defense Costs in excess of the applicable Retention within 90 days after receipt by the Insurer of detailed invoices and any other information requested by the Insurer. Such advance payments by the Insurer shall be repaid by the Insureds, severally according to their respective interests, to the extent it is determined that the Insureds are not entitled to payment of such Defense Costs under the terms of this Policy. The Insurer shall have no obligation to pay Defense Costs for any Claim for damages not covered by this Policy.

2.	The Insurer shall have the right and opportunity to associate with the Insured regarding the investigation, defense and settlement of any Claim to which this Policy applies, including selecting appropriate defense counsel. The Insured agrees not to offer to settle, incur any expense or Defense Costs, or otherwise assume any contractual obligation, admit any liability or stipulate to any judgment with regard to any Claim without the Insurer’s prior written consent, which will not be unreasonably withheld. The Insurer shall not be liable for any offer to settle, settlement, expense, Defense Costs, assumed obligation, admission, judgment or stipulated judgment to which it has not given its prior consent. However, the Insured may settle a Claim without the Insurer’s consent if the Claim is reported in the time and manner required by this Policy, settled in its entirety, and the amount of such settlement, including Defense Costs, does not exceed the applicable Retention as specified in Item 5 of the Declarations.

3.	Each Insured agrees to cooperate with the Insurer in the defense, investigation and settlement of any Claim. Upon the Insurer’s request, the Insured shall submit to examination or questioning, attend hearings, depositions, and trials and assist in effecting settlement, securing and giving evidence and obtaining the attendance of witnesses in the conduct of suits, mediations or similar proceedings. Each Insured shall assist the Insurer in effecting any rights of indemnity, contribution or apportionment available to any Insured or the Insurer. The Insured shall do nothing to prejudice the Insurer’s position or its potential or actual rights of recovery.

4.	The Insurer may, with the consent of the Insured which will not be unreasonably withheld, make any settlement of any Claim covered under this Policy that the Insurer deems expedient. Solely with respect to Claims made under the Employment Practices Coverage (Part 2) and Fiduciary Coverage (Part 3), if any Insureds refuse to consent to the settlement of a Claim recommended by the Insurer and acceptable to the claimant, then the Insurer shall not pay Loss for such claim in excess of the sum of the amount of the proposed settlement plus Defense Costs incurred prior to such refusal.

C.	RETENTION

1.	The Insurer shall only be liable for those amounts payable as Loss which are in excess of the applicable Retention as specified in Item 5 of the Declarations. The Retention shall apply separately to each Claim and shall be paid by the Insured.

2.	The Insured shall promptly make direct payments within the Retention to the appropriate parties as designated by the Insurer. The Insurer shall have no obligation to make payments within the Retention. If the Insured fails to pay the Retention and the Insurer brings suit to collect such amounts, then the Insureds responsible to pay such amounts shall pay the legal fees, costs, and expenses incurred by the Insurer to collect such amounts.

3.	If a single Claim is covered in whole or in part under more than one Coverage Part, the applicable Retention under each such Coverage Part shall be applied with regard to coverage for such Claim; provided, however, that the sum of all applicable Retentions under all such applicable Coverage Parts shall not exceed the largest applicable Retention.

4.	Any payment of a Retention by the Company as a result of an Investigative Inquiry shall reduce any Retention due from the Company on account of a Claim subsequently afforded coverage under Insuring Agreement B. of the Directors & Officers Coverage (Part 1) that is based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any fact or circumstance that was the subject of such Investigative Inquiry.

5.	If the Company fails or refuses to pay covered indemnifiable Loss of an Insured Person within the applicable Retention specified in Item 5 of the Declarations, then:

a.	to the extent such Loss is paid pursuant to the terms and conditions of a Side A Excess DIC Policy, the Insurer agrees such Side A Excess DIC Policy payments contribute to and reduce the applicable Retention specified in Item 5 of the Declarations; provided however, as a condition to recognition of the reduction of the applicable Retention amount, the Insured shall provide the Insurer with written evidence of the payment of such Loss under the Side A Excess DIC Policy. Such written evidence shall be in a form satisfactory to the Insurer;

b.	to the extent such Loss is not paid pursuant to the terms and conditions of a Side A Excess DIC Policy, the Insurer shall advance such amounts on behalf of the Insured Person until the Company agrees to make such payments or the Retention has been satisfied. Such advancement of Loss is subject to the following:

(1)	Advancement of Loss shall be part of and not in addition to the Applicable Limit of Liability; and
(2)	In no event shall any such advancement of Loss by the Insurer relieve the Company of any duty it may have to provide advancement, payment or indemnification to any Insured Person, and the Company agrees to provide such advancement, payment or indemnification to the fullest extent permitted by law.

Indemnification shall be deemed “failed” if it has been requested by an Insured Person in writing and the Company has not provided, agreed to provide or acknowledged such indemnification as an obligation of the Company within 60 days of the Insured Person’s request. Indemnification shall be deemed “refused” if the Company gives a written notice of the refusal to the Insured Person. In all events, indemnification shall only be deemed “failed” or “refused” to the extent such indemnification is not provided by, or agreed to be provided by, or acknowledged by and collectible from the Company or other source.

6.	The Retention shall not apply to Class Certification Event Study Expenses.

D.	REPORTING AND NOTICE REQUIREMENTS

As a condition precedent to coverage under this Policy, the Insured’s duties in the event of a Claim are as follows:

1.	If a Claim is made against an Insured, the Insured must give written notice to the Insurer as soon as practicable after the Chief Executive Officer, Chief Financial Officer, General Counsel, or Risk Manager (or the foreign or domestic equivalent of such positions) becomes aware of such Claim, but in no event later than:

a.	180 days after this Policy expires, with the stipulation that this Policy is renewed with the Insurer;
b.	60 days after this Policy expires or terminates if this Policy is not renewed with the Insurer; or
c.	the expiration date of the Optional Extended Reporting Period, if applicable.

The Insured shall immediately forward to the Insurer every demand, notice, summons, or other process received by any Insured.

2.	If, during the Policy Period, or an Extended Reporting Period if applicable, an Insured becomes aware of any fact, circumstance, or situation, which may reasonably be expected to give rise to a Claim against any Insured, and gives written notice to the Insurer during the Policy Period, or an Extended Reporting Period if applicable, then any Claim subsequently made against an Insured arising out of such fact, circumstance or situation shall be deemed to have been made when written notice was first received by the Insurer. Written notice under this paragraph shall include the specific fact, circumstance or situation with full particulars as to dates, injury or damage that may result, and persons and entities involved. However, If the Insureds and/or the Company fail to provide notice of any such Claim to the Insurer as specified in this paragraph, the Insurer shall not be entitled to deny coverage for the Claim based solely upon late notice unless the Insurer can demonstrate its interests were materially prejudiced by reason of such late notice.”

E.	CANCELLATION

This Policy may be canceled by the Named Insured by providing advance written notice to the Insurer stating when thereafter such cancellation shall be effective. If this Policy is canceled by the Named Insured, earned premium shall be computed pro rata.

This Policy may be canceled by the Insurer only for non-payment of any premium when due. The Insurer shall provide written notice to the Named Insured at least 10 days prior to the effective date of cancellation. The notice as aforementioned shall be sufficient notice and the effective date of cancellation stated in the notice shall become the end of the Policy Period. If the Insurer cancels, earned premium shall be computed pro rata.

F.	NON-RENEWAL

The Insurer shall not be required to renew this Policy; however, the Insurer shall send notice of the Insurer’s intent not to renew this Policy, to the Named Insured, at least 60 days prior to expiration of the Policy Period.

G.	EXTENDED REPORTING PERIOD COVERAGE

In the event of cancellation or non-renewal of this Policy by either the Named Insured or the Insurer for reasons other than nonpayment of premium, the Named Insured shall have the right to purchase an Optional Extended Reporting Period upon payment of the additional premium as specified in Item 6 of the Declarations.

If the Named Insured purchases the Optional Extended Reporting Period, the coverage shall apply only to Claims for Wrongful Acts fully occurring prior to the date of cancellation or non-renewal and otherwise covered by this Policy and which are first made against any Insured and reported to the Insurer during the Optional Extended Reporting Period.

1.	The right to purchase the Optional Extended Reporting Period is subject to the following conditions:

a.	any Retention or other amounts owed the Insurer have been paid;
b.	the Insureds have complied with all terms and conditions of the Policy;

c.	the Named Insured must send written notice to the Insurer of the intention to purchase the Optional Extended Reporting Period accompanied by the additional premium. Written notice and premium payment must be received by the Insurer within 60 days of cancellation or nonrenewal or the right to purchase the Optional Extended Reporting Period shall terminate; and
d.	the Optional Extended Reporting Period does not increase or reinstate the limits of liability or extend the Policy Period.

2.	Any Claim made during the Optional Extended Reporting Period shall be deemed to have been made during the Policy Period. The entire premium for the Optional Extended Reporting Period shall be deemed to be fully earned at the inception of the Optional Extended Reporting Period.

H.	OTHER INSURANCE

This Policy shall be specifically excess over any applicable Retention. This Policy shall also be specifically excess over, and shall not contribute with, any other valid and collectible insurance, whether such other insurance is stated to be primary, contributory, excess, contingent or otherwise, unless such other insurance is a personal umbrella policy, personal directors and officers liability policy purchased by an Insured Person, or insurance specifically excess of this Policy.

If two or more policies of insurance issued by the Insurer or any of its affiliated companies apply to the same claim, the Insurer shall not be liable for any amount greater than the Limit of Liability of the policy which has the highest applicable Limit of Liability. If the Limit of Liability on each policy is the same, only one limit will apply.

With specific respect to any Employee that is a temporary or leased worker, or independent contractor, this Policy shall be specifically excess of any indemnification or insurance, otherwise available to such temporary or leased worker or independent contractor, from any source.

If any Loss arising out of any covered Claim made against any Insured Person in an Outside Capacity is indemnified by an Outside Entity or any other entity other than the Company, then, subject to this Policy’s terms, conditions and exclusions, this Policy shall cover such Loss, but only to the extent that the amount of such Loss is in excess of the amount of any insurance from such Outside Entity or any entity other than the Company.

The Insured agrees that it will use its best effort to promptly enforce any and all rights any Insured Person has to indemnification by any entity other than the Company.

I.	SUBROGATION

In the event of any payment under this Policy, the Insurer shall be subrogated to the extent of such payment to all of the Insured’s rights of recovery, including without limitation, any right of recovery from the Company for Loss incurred by an Insured Person that is indemnifiable by the Company. The Insured shall execute all papers required and do everything necessary to secure and preserve such rights, including the execution of such documents necessary to enable the Insurer effectively to bring suit in the name of the Insured.

In any subrogation claim against the Company to enforce an Insured Person’s right of indemnification, the articles of association, bylaws, charter, resolutions and other organizational documents of the Company shall be deemed to provide indemnification to the fullest extent permitted by law and the Insurer’s recovery from the Company for such Loss shall not exceed the Retention applicable to the Company for such Loss.

The Insurer shall have no right of recourse against any Insured Person with respect to any amounts paid under the Fiduciary Coverage (Part 3), if the premium for this Policy, or any portion thereof, was purchased by or on behalf of any Insured Person who is serving as a past, present, or future trustee of a Plan.

The Insurer shall not exercise its right of subrogation against any Insured Person unless it has been established by a final adjudication in the underlying action that such Insured Person committed conduct that is uninsured pursuant to Common Exclusions (Part 5), A. or B.

Any amounts recovered by the Insurer pursuant to the exercise of such rights of subrogation shall be applied to reinstate the Applicable Limit of Liability to the extent of such recovery, less the Insurer’s costs incurred in obtaining such recovery, except as otherwise required by law. It is understood and agreed that the Insurer shall have no duty to seek such a recovery.

J.	ALLOCATION

If both Loss covered by this Policy and loss not covered by this Policy are incurred as a result of a Claim, the Insured and the Insurer shall use their best efforts to allocate such amounts between covered Loss and uncovered loss based upon the relative legal and financial exposures of the parties to covered and uncovered matters.

K.	ASSIGNMENT

Assignment of interest under this Policy shall not bind the Insurer unless its consent is endorsed hereon.

L.	AUTHORIZATION

It is agreed the Named Insured shall act on behalf of all Insureds with respect to giving or receiving notice of cancellation or non-renewal, payment of premiums, receiving of any return premiums, exercising or declining the right to purchase Optional Extended Reporting Period Coverage and agreeing to any changes in this Policy.

M.	ACTION AGAINST THE INSURER

1.	No action shall lie against the Insurer unless, as a condition precedent thereto, the Insureds have fully complied with all terms of this Policy and until the amount of the Insureds’ obligations to pay shall have been finally determined either by judgment against the Insured after actual trial or by written agreement of the Named Insured, all claimants and the Insurer.
2.	Nothing contained in this Policy shall give any person or organization any right to join the Insurer as a party in any action against any Insured to determine any Insured’s liability.

N.	BANKRUPTCY

Bankruptcy or insolvency of any Insured shall not relieve the Insurer of any of its obligations hereunder. In the event that a bankruptcy proceeding is commenced by or against the Company, the Company and the Insured Persons shall not oppose efforts by the Insureds or the Insurer to obtain relief from any stay or injunction.

O.	CHANGES IN STATUS OF ENTITY

1.	CHANGE IN CONTROL

If there is a Change In Control, coverage will continue until the end of the Policy Period, but only with regard to Claims first made against the Insured during the Policy Period, and reported to the Insurer in the time and manner required by this Policy, for Wrongful Acts occurring prior to the effective date of the Change In Control. If and when there has been a Change In Control, the premium shall be deemed to be fully earned and the Policy Period shall remain unaltered.

2.	NEW ENTITY

a.	If during the Policy Period the Company acquires an entity such that it owns, directly or indirectly, more than fifty percent (50%) of the voting stock or voting rights thereof, coverage under this Policy shall automatically apply to: (i) such new entity; (ii) such new entity’s subsidiaries; and (iii) such new entity’s subsidiaries’ directors, officers, trustees and employees; but only with regard to Claims that allege Wrongful Acts committed after such acquisition.
b.	However, if the total assets of such newly acquired entity exceed thirty five percent (35%) of the total assets of the Named Insured as reflected in the Named Insured’s most recent audited consolidated financial statements; or the combined total number of all Company employees increases by more than thirty five percent (35%) as an immediate result of such acquisition; then coverage under this Policy shall apply only if the Insurer agrees to afford such coverage pursuant to paragraph 2.c. below.
c.	The Insurer may agree to extend the coverage described in paragraph 2.b. above to the new entities and persons described in paragraph 2.a. above if, within 60 days after the acquisition, the Named Insured provides any additional information, pays any additional premium and agrees to any additional terms, conditions and/or exclusions reasonably required by the Insurer for such extension of coverage. If the Named Insured fails to provide such notice or information, or otherwise fails to comply as required by this paragraph, then coverage as described in paragraph 2.a. above shall terminate with respect to Claims first made more than 60 days after such acquisition.
d.	There will be no coverage under this Policy for any Wrongful Act by any Insured considered to be a covered Insured pursuant to paragraph 2.a. above where such Wrongful Act occurred, in whole or in part before the effective date of such acquisition, or for any Wrongful Act occurring on or after such date which, together with any Wrongful Act occurring before such date, would constitute Interrelated Wrongful Acts.

P.	ECONOMIC OR TRADE SANCTION

If coverage for a Claim under this Policy is in violation of any economic or trade sanction, including, but not limited to, any sanction administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), then coverage for such Claim shall be deemed null and void.

Q.	HEADINGS

The titles and headings to the Coverage Parts, Common Definitions, Common Exclusions, Common Conditions, Clauses, Sub-Clauses, endorsements of this Policy, and the schedule of endorsements attached to this Policy, are included solely for ease of reference and do not in any way limit, expand or otherwise affect coverage available under this Policy.

R.	APPLICATION REPRESENTATIONS

The Application is the basis of this Policy and is incorporated in and constitutes a part of this Policy. The Application shall be deemed to be attached to this Policy as if physically attached. The Insureds agree that the statements and representations within the Application are true and accurate and that this Policy is issued in reliance upon the truth and accuracy of such statements and representations. With respect to such statements and representations, no knowledge possessed by any Insured Person shall be imputed to any other Insured Person for purposes of determining the availability of coverage under this Policy; provided however, the Insureds agree that in the event of any material misstatement, misrepresentation or omission in the Application, no coverage will be afforded under this Policy for any Claim based upon or arising out of the information that was not truthfully or accurately disclosed with respect to:

1.	any Insured Person who knew, as of the inception date of this Policy, the information that was not truthfully or accurately disclosed;

2.	the Company under Insuring Agreement B. of the Directors & Officers Coverage (Part 1) for the indemnification of any Insured Person who knew, as of the inception date of this Policy, the information that was not truthfully or accurately disclosed;

3.	the Company if any Insured Person who is or was Chief Executive Officer or Chief Financial Officer (or the foreign or domestic equivalent of such positions) of the Company knew, as of the inception date of this Policy, the information that was not truthfully or accurately disclosed.

S.	NON-RESCISSION

This Policy shall not be rescinded by the Insurer; provided that nothing herein shall limit or waive any other rights or remedies available under the Policy or applicable law.

T.	GLOBAL LIBERALIZATION

If a Claim, or a portion of a Claim, is subject to a jurisdiction other than the jurisdiction of the United States of America its territories or possessions, and the application of such jurisdictional law would result in a coverage determination under this Policy that is less favorable to the Insured than the Insured would receive had the issue been subject to the U.S. Jurisdiction, to the greatest extent legally permissible, the Insurer shall apply the U.S. Jurisdictional law that would otherwise apply to such coverage determination.

U.	REPRESENTATIVES

Coverage under each Coverage Part, subject to its terms, shall be extended to apply to Loss resulting from a Claim for a Wrongful Act of an Insured Person made against:

1.	a natural person who, at the time the Claim is made, is the lawful spouse or domestic partner of such Insured Person, provided that such Claim arises solely out of such person’s status as the spouse or domestic partner of such Insured Person; or seeks recovery from marital community property, other property jointly held by the spouse or domestic partner and such Insured Person, or property transferred from such Insured Person to the spouse or domestic partner; or
2.	the estate, heir, legal representative or assigns of an Insured Person, in the event of such Insured Person’s death, incompetency, insolvency or bankruptcy; but solely with respect to a Wrongful Act fully occurring prior to such Insured Person’s death, incapacity or bankruptcy and only to the extent that such Insured Person would otherwise be covered by this Policy.

There shall be no coverage extended under this Policy for Loss resulting from any Claim arising from any act, error, or omission of any spouse, domestic partner, estate, heir, legal representative or assigns of any Insured Person.

V.	VALUATION

All premiums, limits, retentions, Loss and other amounts under this Policy are expressed and payable in the currency of the U.S. If a judgment is rendered, a settlement is denominated or another element of Loss under this Policy is stated in a currency other than U.S. dollars, payment under this Policy will be made in U.S. dollars at the rate of exchange as published in The Wall Street Journal on the date the final judgment is reached, the amount of the settlement is agreed upon, or the other element of Loss is due, respectively.

W.	TERRITORY

Coverage under this Policy shall, to the extent legally permitted, extend to Wrongful Acts taking place, Loss incurred, or Claims made anywhere in the world.

Named Insured: Yerbaé Brands Corp	Policy No: OII-097-DO-1-2023-0

Endorsement No: 2	Effective Date: February 08, 2023

Premium: Included

Derivative Demand Investigation Costs Limit

It is agreed that:

1.	Section II. Extensions, A. DERIVATIVE DEMAND INVESTIGATION COSTS COVERAGE of the Directors & Officers Coverage (Part 1) of this Policy is deleted in its entirety and replaced with the following:

A.	DERIVATIVE DEMAND INVESTIGATION COSTS COVERAGE

The Insurer shall pay on behalf of the Company, Derivative Demand Investigation Costs resulting from a Derivative Demand first made during the Policy Period and reported to the Insurer during the Policy Period or within 60 days thereafter.

Any payment by the Insurer pursuant to this section II. A. shall be considered part of Loss, shall be excess of the Derivative Demand Investigation Costs Retention as specified in Item 5 of the Declarations, and shall be part of, and not in addition to the Applicable Limit of Liability. The maximum amount payable by the Insurer pursuant to this section II. A. shall not exceed a maximum aggregate limit of $250,000.

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

Named Insured: Yerbaé Brands Corp	Policy No: OII-097-OO-1-2023-0

Endorsement No: 3	Effective Date: February 08, 2023

Premium: Included

CYBER LIABILITY EXCLUSION ENDORSEMENT

It is agreed that:

The Public Company Liability-Part 5, Common Exclusions section of this Policy is amended by addition of the following:

This Policy will not provide coverage for any Damages or Defense Costs arising from any Claim or circumstance based upon, arising out of, directly or indirectly resulting from or in any way involving any actual or alleged Cyber Incident. For purposes of this Endorsement, Cyber Incident means the unauthorized access or unauthorized use of, theft of, disclosure of, or misappropriation of information or data stored in, or the alteration of, destruction of, disruption or damage to, a computer, computer system or computer network. Cyber Incident includes the inability of an authorized third party to gain access to a computer system or computer network, or the failure to prevent transmission of a malicious code from a computer system. For purposes of this Endorsement, Cyber Incident also means any social engineering fraud, including but not limited to spoofing or phishing attack, which is attempted or perpetrated against or which in any way affects or involves any Insured. Cyber Incident includes any voluntary parting with money or property by any Insured or by anyone to whom an Insured has entrusted the money or property if the parting was induced by any fraudulent scheme, trick, ransom, device or pretense.

Notwithstanding the above, this Endorsement’s exclusion of coverage for Damages or Defense Costs arising out of a Cyber Incident shall not apply to the coverage provided by the Insurer to an Insured Person for Loss under the Policy’s Public Liability -Part 1, Directors & Officers Coverage, Clause 1, INSURING AGREEMENTS, Section A., titled Insured Person Liability Insurance.

Also, notwithstanding the above, this Endorsement’s exclusion of coverage for Damages or Defense Costs arising out of a Cyber Incident shall not apply to the coverage provided by the Insurer to the Company for Loss arising from a Securities Claim under the Policy’s Public Liability - Part 1, Directors & Officers Coverage, Clause 1, INSURING AGREEMENTS, Section C., titled Company Securities Insurance.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

Named Insured: Yerbaé Brands Corp	Policy No: OII-097-OO-1-2023-0

Endorsement No: 4	Effective Date: February 08, 2023

Premium: Included

United States Listing Exclusion

It is agreed that:

1.	Part 5 Common Exclusions of this Policy is amended by the addition of the following:

In addition to the Exclusions listed in the Coverage Parts, the Insurer shall not be liable under this Policy to pay any Loss arising from any Claim made against any Insured:

A.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving:

i.	common or preferred stock or rights, warrants or options in such stock representing an ownership interest in the Company or a right to acquire or dispose of such interest which is traded on any stock exchange or securities exchange in the United States, or
ii.	notes, bonds or debentures representing a debt owed by the Company which is traded on any stock exchange, or securities exchange in the United States.

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

Named Insured: Yerbaé Brands Corp.	Policy No: OII-097-OO-1-2023-0

Endorsement No: 5	Effective Date: February 08, 2023

Premium: Included

Amended Definition of Claim to Include Subpoena

It is agreed that:

1.	Section II. Extensions, C. Subpoena Coverage of the Directors & Officers Coverage (Part 1) of this Policy is deleted in its entirety.

2.	Section III. Definitions, A. Claim of the Directors & Officers Coverage (Part 1) of this Policy is amended by the addition of the following:

A.	Claim shall also include any Subpoena in connection with such Insured Person acting in his or her capacity as such or in connection with the Company’s business activities.

3.	Solely with respect to the coverage provided by this endorsement, the last paragraph of Section III. Definitions, A. Claim of the Directors & Officers Coverage (Part 1) of this Policy is deleted in its entirety and replaced with the following:

Claim shall not include a Derivative Demand, Investigative Inquiry or any labor or grievance proceeding or investigation which is subject to a collective bargaining agreement. A Claim shall be deemed to have been first made at the time written notice of the Claim is first received by any Insured. All Claims arising out of the same Wrongful Act or Interrelated Wrongful Acts shall be deemed to be a single Claim first made on the date on which the earliest such Claim was first made.

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

Named Insured: Yerbaé Brands Corp.	Policy No: OII-097-OO-1-2023-0

Endorsement No: 6	Effective Date: February 08, 2023

Premium: Included

Prior Acts Exclusion with Specific Entity Carveback

It is agreed that:

1.	Solely with respect to each Coverage Part listed below, the Insurer shall not be liable under this Policy to pay any Loss arising from any Claim made against any Insured:

IV.	based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any Wrongful Act occurring prior to the Prior Acts Date or any Wrongful Act occurring on or subsequent to the Prior Acts Date, that, together with a Wrongful Act occurring prior to the Prior Acts Date, would constitute Interrelated Wrongful Acts;

2.	Solely for purposes of the coverage provided by this endorsement, Prior Acts Date means the Prior Acts Date that correlates with the Coverage Part as stated below:

Coverage Part	Prior Acts Date
Directors & Officers	February 08, 2023

Provided, however, this exclusion shall not apply to any Claim naming the following entities:

1.	Yerbaé Brands Co.
2.	Yerbaé, LLC

Whenever printed in this Endorsement, the boldface type terms shall have the same meanings as indicated in the Policy Form.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

POLICYHOLDER DISCLOSURE

NOTICE OF TERRORISM INSURANCE COVERAGE

You are hereby notified that under the Terrorism Risk Insurance Act, as amended, that you have a right to purchase insurance coverage for losses resulting from acts of terrorism, as defined in Section 102(1) of the Act: The term “act of terrorism” means any act that is certified by the Secretary of the Treasury—in consultation with the Secretary of Homeland Security, and the Attorney General of the United States—to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of certain air carriers or vessels or the premises of a United States mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

YOU SHOULD KNOW THAT WHERE COVERAGE IS PROVIDED BY THIS POLICY FOR LOSSES RESULTING FROM CERTIFIED ACTS OF TERRORISM, SUCH LOSSES MAY BE PARTIALLY REIMBURSED BY THE UNITED STATES GOVERNMENT UNDER A FORMULA ESTABLISHED BY FEDERAL LAW. HOWEVER, YOUR POLICY MAY CONTAIN OTHER EXCLUSIONS WHICH MIGHT AFFECT YOUR COVERAGE, SUCH AS AN EXCLUSION FOR NUCLEAR EVENTS. UNDER THE FORMULA, THE UNITED STATES GOVERNMENT GENERALLY REIMBURSES 80% BEGINNING ON JANUARY 1, 2020 OF COVERED TERRORISM LOSSES EXCEEDING THE STATUTORILY ESTABLISHED DEDUCTIBLE PAID BY THE INSURANCE COMPANY PROVIDING THE COVERAGE. THE PREMIUM CHARGED FOR THIS COVERAGE IS PROVIDED BELOW AND DOES NOT INCLUDE ANY CHARGES FOR THE PORTION OF LOSS THAT MAY BE COVERED BY THE FEDERAL GOVERNMENT UNDER THE ACT.

YOU SHOULD ALSO KNOW THAT THE TERRORISM RISK INSURANCE ACT, AS AMENDED, CONTAINS A $100 BILLION CAP THAT LIMITS U.S. GOVERNMENT REIMBURSEMENT AS WELL AS INSURERS’ LIABILITY FOR LOSSES RESULTING FROM CERTIFIED ACTS OF TERRORISM WHEN THE AMOUNT OF SUCH LOSSES IN ANY ONE CALENDAR YEAR EXCEEDS $100 BILLION. IF THE AGGREGATE INSURED LOSSES FOR ALL INSURERS EXCEED $100 BILLION, YOUR COVERAGE MAY BE REDUCED.

Acceptance or Rejection of Terrorism Insurance Coverage

I hereby elect to purchase terrorism coverage for a prospective premium of $
I hereby decline to purchase terrorism coverage for certified acts of terrorism. I understand that I will have no coverage for losses resulting from certified acts of terrorism.

Policyholder/Applicant’s Signature	Print Name	Date

Insurance Company	Policy Number

© 2020 National Association of Insurance Commissioners

SERVICE OF SUIT CLAUSE ENDORSEMENT

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS HEREBY UNDERSTOOD AND AGREED THAT:

In the event of the failure of Insurer to pay any amount claimed to be due hereunder, Insurer at the request of any person or entity insured hereunder will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction. Nothing in this Endorsement constitutes or should be understood to constitute a waiver of Insurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon the Insured shown under Item - of the Declarations, and that in such suit instituted against Insurer upon this Policy, Insurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The firm identified below is authorized and directed to accept service of process on behalf of Insurer in any such suit:

Mendes & Mount, LLP

750 Seventh Ave

New York, NY, 10019

Attention: Kevin Easler G. Flynn, Esq.

Email: Kevin Easler.flynn@mendes.com

Further, pursuant to the statute of any state, territory or district of the United States which makes provision therefor, Insurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officers specified for that purpose in the statute, or any of their successors in office, as their true and lawful attorney, upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of any person or entity insured hereunder or any beneficiary hereunder arising out of this Policy, and hereby designate the firm identified above as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

ALL OTHER POLICY TERMS AND CONDITIONS SHALL REMAIN UNCHANGED.